Exhibit 10.9

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of January 5, 2022, by and among U.S. ENERGY CORP., a corporation organized under the laws of the State of Wyoming (“Borrower”), each of the undersigned Subsidiaries and Affiliates of Borrower, whether as an original signatory hereto or as an Additional Debtor (together with each such Person’s respective permitted successors and permitted assigns, collectively, “Debtors” and individually, a “Debtor”), in favor of FIRSTBANK SOUTHWEST, as Administrative Agent for the benefit of the Secured Parties as defined in the Agreement referred to below (in such capacity, “Administrative Agent”), and is executed and delivered pursuant to that certain Credit Agreement of even date herewith (as same may be amended, restated or modified from time to time, the “Agreement”) among Borrower, the Lenders party thereto, and Administrative Agent.

WHEREAS, Borrower has executed and delivered the Agreement and to induce the Secured Parties to make the loans and other financial accommodations provided for in the Agreement, the Secured Swap Agreements, and the Secured Cash Management Agreements, Debtors have agreed to grant a security interest in certain collateral as hereinafter described as security for the repayment of the Secured Obligations (as defined in the Agreement) and to execute and deliver this Security Agreement; and

WHEREAS, each Debtor other than Borrower is a Subsidiary or Affiliate of Borrower, and each Debtor desires that the Lenders extend credit to Borrower as contemplated by the Agreement, and each Debtor will directly or indirectly benefit from the use of the loan proceeds by Borrower for the purposes for which the credit is being extended pursuant to the Agreement; and

WHEREAS, each Debtor, by and through the action of its governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from granting a lien upon the collateral hereinafter described in order to secure the Secured Obligations, all as hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and to extend such additional credit as the Secured Parties may from time to time agree to extend, the parties do hereby agree as follows:

1.0 Terms. Terms defined in the Agreement have the same meanings when used herein unless otherwise defined herein or the context hereof otherwise requires. Certain terms used herein are defined in Appendix I hereto, which is incorporated herein. Terms not defined herein (including Appendix I) or in the Agreement which are defined in the Texas Uniform Commercial Code, as in effect on the date hereof (the “UCC”), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and vice versa. Captions of Sections do not limit the terms of such Sections.

2.0 Security.

2.1 Security Interest. To secure the payment and performance of the Secured Obligations, each Debtor grants to Administrative Agent for the benefit of Secured Parties a security interest in all of the personal property of such Debtor (the “Collateral”), wherever located, whether now owned or hereafter acquired, including:

(a) Accounts;

(b) Chattel Paper;

(c) Deposit Accounts;

(d) Documents;

(e) Equipment;

(f) Equity Interests;

(g) Financial Assets;

(h) General Intangibles;

(i) Instruments;

(j) Inventory;

(k) Investment Property;

(l) Letter of Credit Rights;

(m) all amounts owing from time to time by any of the Secured Parties to such Debtor in any capacity including without limitation, any balance belonging to such Debtor of any deposit or other account with any Secured Party, all investments thereof and any other claim of such Debtor against any Secured Party, now or hereafter existing, liquidated or unliquidated, and all properties of such Debtor which are at any time in the possession, custody, or control of any Secured Party or any of its agents, affiliates, or correspondents;

(n) all dividends, distributions, and income attributable to proceeds, products, additions to, substitutions, replacements and supporting obligations for, model conversions, and accessions of, any and all Collateral described in this Section 2.1; “proceeds” includes, without limitation, all proceeds of any insurance (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, liens, warranties, or guaranties payable from time to time with respect to or security for any of the Collateral; and

(o) all ledgers, files, writings, records, books, data bases, plans, drawings, and information relating to any of the foregoing.

2.2 Debtors to Remain Liable. Each Debtor shall remain liable under and shall preserve the liability of all other parties to each agreement constituting part of the Collateral and shall perform all of its obligations thereunder. The exercise by Administrative Agent of any of its rights hereunder shall not release any Debtor from any duties under any agreement. Administrative Agent has no obligation or liability with respect to any of the Collateral under any agreement by reason or arising out of the assignment thereof to Administrative Agent or the granting to Administrative Agent of a security interest therein or the receipt by Administrative Agent of any payment relating to any such agreement.

3.0 Representations. Each Debtor makes the following representations to Administrative Agent:

3.1 Enforceability. Such Debtor has all requisite authority to execute, deliver, and perform its duties under, and has duly authorized, executed, and delivered, this Security Agreement; and this Security Agreement is enforceable against such Debtor in accordance with its terms. The execution, delivery, and performance hereof by such Debtor do not violate, and do not require any authorization, notice, or filing under, any agreement, judgment, injunction, decree, determination, award, rule, regulation, order, or writ of any Person or Governmental Authority. This Security Agreement creates in favor of Administrative Agent an enforceable security interest; prior to or contemporaneous with the execution hereof, all filings necessary or appropriate to create, preserve, and perfect the Security Interest have been accomplished; and the Security Interests in the Collateral constitute perfected security interests therein free of all other Liens other than Permitted Liens.

3.2 Title to Collateral and Related Matters.

(a) Such Debtor has rights in or power to transfer the Collateral and its title to the Collateral free of any dispute, counterclaim, or defense.

(b) Schedule 3.2(b) lists all trade names by which such Debtor is now known or has been previously known.

(c) None of the Collateral is an accession to goods other than goods constituting part of the Collateral.

3.3 Address and Place of Business. The address for such Debtor specified on the signature page of this Security Agreement is such Debtor’s correct mailing address and the location of its chief executive office. All of such Debtor’s records or copies thereof pertaining to the Collateral and the proceeds thereof are now maintained at its chief executive office. Within the past four (4) months, such Debtor has not changed the location of its chief executive office or where it keeps its records concerning the Collateral. Such Debtor has no place of business other than the locations shown in Schedule 3.3.

3.4 Name and Organization of Debtor. Such Debtor’s exact legal name, type of organization, the jurisdiction under which such Debtor is organized, and such Debtor’s organizational identification number are set forth on Schedule 3.4 hereto. Such Debtor has not changed its name within the five (5) years immediately preceding the date of this Security Agreement, and such Debtor conducts no business under any other name, whether or not registered as an assumed name, except as specified in Schedule 3.2(b).

3.5 Deposit Accounts. Each Deposit Account maintained by or in which such Debtor has any interest is set forth on Schedule 3.5 hereto, including for each Deposit Account, the bank in which such account is maintained, ABA number of such bank, the account number of such Deposit Account, and account type.

4.0 Covenants. Each Debtor covenants as follows:

4.1 In General. Such Debtor will (a) maintain good and marketable title to all Collateral free of any Lien (other than Permitted Liens), dispute, counterclaim, or defense; (b) at its cost and expense, defend any action which may affect the Security Interest or such Debtor’s title to the Collateral; (c) obtain an acknowledgment from any third party which holds possession of any Collateral that the third party holds the Collateral for the benefit of Administrative Agent; and (d) cooperate with Administrative Agent so that Administrative Agent is allowed to obtain a control agreement in form and substance satisfactory to Administrative Agent with respect to Collateral which consists of Deposit Accounts, Investment Property, Letter-of-Credit Rights, or Electronic Chattel Paper.

4.2 Notices. Such Debtor promptly will notify Administrative Agent of any claim, action, or proceeding which could materially and adversely affect the value of, or such Debtor’s title to, any of the Collateral, or the effectiveness of the Security Interest.

4.3 Processing, Etc.

(a) Such Debtor will keep all tangible Collateral in good order and repair.

(b) Such Debtor will dispose of Collateral only in compliance with the terms and provisions of the Loan Documents.

(c) Any Equipment constituting Collateral which is worn out, destroyed, or damaged beyond repair may be disposed of but will promptly be replaced by Equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced Equipment as of the date hereof, except when a failure on the part of Debtor to replace such Equipment would not have a Material Adverse Effect.

(d) Such Debtor will place a legend on all Chattel Paper constituting part of the Collateral that Administrative Agent has a security interest in such Chattel Paper.

4.4 Change of Name or Location. Such Debtor will not change its state of organization, name, or form of organization or conduct any of its business under any name except its legal name or those identified on Schedule 3.2(b) without the prior, written consent of Administrative Agent, which consent is conditioned on such Debtor’s delivery of all documents necessary or desirable to preserve the Security Interest. Such Debtor will not establish a new location for its chief executive office or for maintaining its books and records nor the location of any Collateral until it has given to Administrative Agent not less than thirty (30) days’ prior written notice of its intention to do so which identifies such new location and provides such other information and documents in connection therewith as Administrative Agent may request.

4.5 Books and Records. Such Debtor will maintain a current, complete, and accurate set of books and records in which such Debtor will make clear and suitable entries and notations which reflect, among other things, all facts giving rise to each portion of the Intangible Collateral, and all payments, credits, and adjustments applicable to such Intangible Collateral. Such Debtor will deliver to Administrative Agent as Administrative Agent may require any bills, statements, and letters to be directed to Account Debtors, and all instruments determined by Administrative Agent to be necessary or convenient to carry into effect the terms of this Security Agreement, to perfect the Security Interest, and to facilitate collection of sums owed in connection herewith. Such Debtor will, if requested by Administrative Agent, mark its books and records concerning the Collateral in such a manner satisfactory to Administrative Agent to show the Security Interest in the Collateral.

4.6 Financial Statements and Reports. Such Debtor will furnish Administrative Agent with any financial statements of such Debtor or reports as such Debtor is required to furnish pursuant to the Agreement. Such Debtor will promptly advise Administrative Agent of the existence of any dispute with respect to any Intangible Collateral.

4.7 Indemnity. Such Debtor indemnifies and agrees to hold Administrative Agent and the other Secured Parties harmless from and against any loss, claim, demand, or expense (including attorneys’ fees) (individually, a “Claim”) arising by reason, or in any manner related to, this Security Agreement or the Collateral or the failure of such Debtor to comply with any state or federal statute, rule, regulation, order, or decree but excluding any Claim arising by reason of the gross negligence or willful misconduct of Administrative Agent or any of the other Secured Parties. Administrative Agent shall control the defense of any Claim, but such Debtor will pay the cost thereof.

4.8 Taxes. Such Debtor will pay all taxes and assessments on the Collateral or on its use or operation prior to the time such taxes become past due, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

4.9 Equity Interests. Such Debtor will deliver to Administrative Agent such Debtor’s original of any certificates or instruments which represent such Debtor’s Equity Interests, together with such instruments of assignment and transfer duly executed in blank by such Debtor as Administrative Agent may request, and do all other acts and things as Administrative Agent may request in order to evidence, perfect, and enforce the Security Interest in the Equity Interests and to ensure Administrative Agent has control of the Equity Interests.

4.10 Mortgagees’ and Landlords’ Waivers for Collateral Other Than As-Extracted Collateral. For Collateral other than “as-extracted” Collateral, if requested by Administrative Agent, such Debtor will cause each mortgagee of all real estate owned by Debtor and each landlord of all premises leased by such Debtor (except for any office lease) to execute and deliver to Administrative Agent instruments, in form and substance satisfactory to Administrative Agent, by which such mortgagee or landlord waives or subordinates all of its rights, if any, to all of the Collateral. This Section shall not apply to “as-extracted” Collateral.

4.11 Insurance. Such Debtor will maintain insurance at all times with respect to all Collateral in such amounts and against such risks and meeting such requirements as is specified in the Agreement and the Mortgages.

4.12 Assurances. Such Debtor authorizes Administrative Agent to file a financing statement describing the Collateral. Administrative Agent may use a description of the Collateral in any financing statement as “all assets” or similar wording or any more specific wording. Such Debtor will at its own expense take all action as Administrative Agent may at any time request to protect, assure or enforce Administrative Agent’s interests, rights and remedies created by, provided in or emanating from this Security Agreement. Such Debtor will (a) immediately deliver to Administrative Agent, in due form for transfer (endorsed in blank or accompanied by duly executed, undated, appropriate blank stock or bond powers) all Certificated Securities, tangible Chattel Paper, Instruments, Documents, and writings evidencing General Intangibles which are interests in or obligations of the issuer of such writings constituting part of the Collateral; (b) upon request of Administrative Agent, cause the Security Interest to be duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver to Administrative Agent each such certificate of title; (c) take such steps as Administrative Agent may request to ensure Administrative Agent obtains control with respect to all Collateral in which a security interest may be perfected by control, and to cause any bailee in possession of any Collateral to acknowledge that such bailee will act with respect to such Collateral on the instructions of Administrative Agent without consent by such Debtor; (d) promptly advise Administrative Agent of the assignment to such Debtor of any organizational identification number (if such Debtor does not currently have one) or of any change in such Debtor’s current organizational identification number; and (e) execute and deliver to Administrative Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by Administrative Agent) such assignments (including assignments of life insurance), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements (and amendments thereof), stock or bond powers, and other documents, and do such other acts and things, all as may from time to time in the opinion of Administrative Agent be necessary or desirable to establish and maintain a valid perfected first priority security interest in the Collateral free of all Liens other than Permitted Liens.

5.0 Administrative Agent’s Rights. Administrative Agent has the following rights without regard to the occurrence of an Event of Default:

5.1 Information. Administrative Agent may at any time obtain from any Person any information concerning any Debtor, any Debtor’s business or affairs, or the Collateral, and neither Administrative Agent nor the Person furnishing such information shall be liable to any Debtor in respect thereof. At any reasonable time and from time to time, Administrative Agent or any of its representatives may at Debtors’ expense to the extent permitted by applicable law inspect the Collateral and examine, audit, inspect, verify, and make copies of and abstracts from the books and records, and visit the properties of Debtors, discuss the affairs, finances, and accounts of each Debtor with any of its officers or directors and discuss the affairs, finances, and accounts of each Debtor with its independent public accountants, and each Debtor will permit such accountants to disclose to Administrative Agent all financial statements and other information they may have with respect to such Debtor.

5.2 Performance by Administrative Agent. Administrative Agent may, but is not obligated to, perform or attempt to perform any agreement of Debtors contained herein. If any material part of the Collateral becomes the subject of any proceeding and Debtors fail to defend fully such proceeding and to protect Debtors’ and Administrative Agent’s rights in such Collateral in good faith, Administrative Agent may, at its option but at Debtors’ cost, elect to defend and control the defense of such litigation or other proceeding, and may (a) select and retain counsel, (b) determine whether settlement shall be offered or accepted, and (c) determine and negotiate all settlement terms.

5.3 Preservation. Debtors have the risk of loss of the Collateral. Administrative Agent’s duty with respect to any Collateral in the possession of Administrative Agent is solely to use reasonable care in the custody and preservation of the Collateral. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Debtors may request in writing, but failure by Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise such reasonable care. Administrative Agent is not responsible for, nor are the Secured Obligations (or Debtors’ liability with respect thereto) subject to setoff or reduction by reason of, any shortage, discrepancy, damage, loss, or destruction in or to the Collateral unless caused by the gross negligence or willful misconduct of Administrative Agent nor, in any event, any depreciation in the value of the Collateral. Administrative Agent is not required to fulfill any of the obligations of Debtors with respect to any of the Collateral, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any of the Collateral, or to present or file any claim, or to take any action to enforce any performance or the payment of any amounts which have been assigned to it, in which it has been granted a security interest, or to which it may be entitled at any time. Administrative Agent has no duty to maintain in force, to prevent lapse or impairment of, or to exercise any rights with respect to any of the Collateral or any insurance thereon, or to exercise any rights, options or privileges respecting any of the Collateral or to take any steps necessary to preserve rights against prior or other parties or to enforce collection of the Collateral or any part thereof by legal proceedings or otherwise. The duties of Administrative Agent are to account to Debtors for Collateral actually received by Administrative Agent and to receive collections, remittances and payments on such Collateral as and when made and received by Administrative Agent and hold same as Collateral or apply same to the Secured Obligations pursuant to the terms hereof.

6.0 Default. Debtors are in default under this Security Agreement upon the happening of any of the following events or conditions (each an “Event of Default”): (a) the occurrence of an Event of Default as defined in the Agreement; (b) the sale, assignment, distribution, transfer or granting of a Lien on any of the Collateral to or in favor of any party other than Administrative Agent, unless otherwise expressly permitted by this Security Agreement or in writing by Administrative Agent; (c) the entry of a judgment or levy against any part of the Collateral or any execution, attachment, sequestration, distraint warrant or other like or similar writ is issued with respect to any of the Collateral; (d) the title of Debtors to any substantial part of the Collateral becomes the subject of litigation which would or might, in Administrative Agent’s reasonable opinion, upon final determination result in substantial impairment or loss of the security provided by this Security Agreement and upon notice by Administrative Agent to Debtors such litigation is not dismissed within thirty (30) days of such notice or the value thereof replaced with sufficient substitute collateral; or (e) the loss, theft, substantial damage to or destruction of any material portion of the Collateral.

7.0 Remedies. Upon the occurrence of an Event of Default, and at any time thereafter, if any Event of Default is continuing, Administrative Agent has the following rights and remedies to the full extent permitted by applicable law:

7.1 Acceleration. Administrative Agent may declare the Secured Obligations secured hereby, or any part thereof, immediately due and payable, whereupon same shall be due and payable without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or without further action of any kind, all of which are hereby expressly waived by Debtors; and Administrative Agent may proceed to enforce payment of same and exercise all of the rights and remedies provided by the UCC as well as all other rights and remedies possessed by Administrative Agent under this Security Agreement, any other Loan Document or otherwise.

7.2 Removal and Possession. Administrative Agent may require Debtors to assemble the Collateral and make it available to Administrative Agent at any place designated by Administrative Agent which is reasonably convenient to the parties. Administrative Agent is entitled to immediate possession of all books and records pertaining to any of the Collateral. Administrative Agent may leave the Collateral on any Debtor’s or any other party’s premises but under Administrative Agent’s control or may remove the Collateral from the premises of Debtors or from wherever located, and, for purposes of removal and possession, Administrative Agent or its representatives may enter any premises of Debtors without legal process and thereafter hold or store same, and each Debtor waives and releases Administrative Agent from all claims in connection therewith or arising therefrom, and Administrative Agent may maintain at Debtors’ expense on any Debtor’s premises a custodian who may exercise Administrative Agent’s rights to protect the Collateral.

7.3 Sale of Collateral.

(a) Administrative Agent may sell the Collateral, in one or more sales or parcels, at such price as Administrative Agent deems adequate and for cash or on credit or for future delivery, without assumption of any credit risk, any portion of the Collateral, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell. The purchaser of any Collateral sold shall thereafter hold the same free from any claim or right, including any equity of redemption, of any Debtor. Administrative Agent may make any such sale subject to any limitation or restriction, including but not limited to a limitation in the method of offering the Collateral or in the number or identity of prospective bidders, which Administrative Agent may believe to be necessary to comply with any requirement of applicable law or in order to obtain any required approval of the purchase or the purchaser by any Governmental Authority or officer. No such limitation or restriction shall cause such sale not to be considered a commercially reasonable sale, nor shall Administrative Agent be liable or accountable to Debtors, nor shall the Secured Obligations be subject to any reduction, by reason of the fact that the proceeds of a sale subject to any such limitation or restriction are less than otherwise might have been obtained. Without notice to or consent by Debtors, Administrative Agent may exercise all rights as the insured, beneficiary, or owner of any insurance policy and may surrender same and receive the surrender value thereof or sell same pursuant to the terms thereof.

(b) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Agent will give Debtors commercially reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice are met if such notice is given in accordance with Section 12.1 at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include Administrative Agent’s attorneys’ fees and legal expenses, and all such expenses shall be borne by Debtors. Public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or use of Collateral of the types subject to this Security Agreement, or public auction, are commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and the credit risks of such sales.

(c) At any sale, Administrative Agent may sell any part of the Collateral without warranty of any kind and may specifically disclaim any warranty of title or the like, and none of the foregoing will be considered to make the sale not commercially reasonable.

7.4 Other Rights.

(a) Administrative Agent may exercise all other rights it may have under any of the other agreements between Debtors and Administrative Agent, or under applicable law. Administrative Agent is entitled to the appointment of a receiver to take possession of all or any portion of the Collateral and to exercise any such powers as the court confers upon the receiver.

(b) Administrative Agent may accept all or part of the Collateral in full or, if Debtors so agree in writing, partial satisfaction of the Secured Obligations.

7.5 Exercise of Rights. Administrative Agent may exercise its rights with respect to the Collateral in such manner and in such order as Administrative Agent determines, and Administrative Agent is not required to license, sell, or dispose of any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before Administrative Agent may collect the Secured Obligations, nor is Administrative Agent obligated to attempt to collect the Secured Obligations before licensing, selling, or disposing of any part of the Collateral. Administrative Agent may, without foreclosing thereon, license, collect and otherwise enforce all amounts owing on the Collateral or any proceeds or otherwise enforce all of Debtors’ or Administrative Agent’s rights in any of the Collateral. No Debtor or any other party liable in respect of the Secured Obligations may direct the application of any proceeds received by Administrative Agent, and Administrative Agent may apply any such proceeds as herein provided.

7.6 Proceeds of Sale.

(a) All proceeds of sale or other disposition or collection of the Collateral (whether before or after default), shall be applied as provided in the Agreement.

(b) If Administrative Agent sells any of the Collateral on credit, Debtors are entitled to credit on the Secured Obligations for those payments actually made by the purchaser received by Administrative Agent and applied to the debt of the purchaser for such purchase.

8.0 Attorney-In-Fact. Each Debtor appoints Administrative Agent as such Debtor’s attorney-in-fact (without requiring it to act as such) with full power of substitution to do any act which such Debtor is obligated by this Security Agreement to do, including, without limitation, (a) to receive cash and to receive and to endorse the name of such Debtor on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to such Debtor and constitute collections of the Collateral, (b) to execute in the name of such Debtor schedules, assignments, documents, financing statements, amendments of financing statements, and other papers deemed necessary or appropriate by Administrative Agent to perfect, preserve, or enforce the Security Interest, (c) to exercise all rights of such Debtor in the Collateral, (d) to make withdrawals from and to close deposit accounts and other accounts with any financial institution into which proceeds may have been deposited and to apply funds so withdrawn as provided herein, (e) to receive, open, and read mail addressed to such Debtor, and (f) to prepare, adjust, execute, deliver, and receive payment under insurance claims and to collect and receive payment of and endorse any instrument in payment of loss or return premiums on any other insurance refund or return and to apply such amounts as received by Administrative Agent, at Administrative Agent’s sole option, toward repayment of the Secured Obligations or replacement of the Collateral. The power of attorney herein conferred is granted for valuable consideration, is coupled with an interest, and is irrevocable so long as any part of the Secured Obligations is unpaid. Administrative Agent agrees it will not exercise its powers as attorney-in-fact until the occurrence of an Event of Default.

9.0 Right of Setoff. If an Event of Default shall have occurred and be continuing, Administrative Agent and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Administrative Agent or any such Affiliate to or for the credit or the account of any Debtor or any other Loan Party against any and all of the Secured Obligations, irrespective of whether or not Administrative Agent shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Debtor or such Loan Party may be contingent or unmatured or are owed to a branch or office of Administrative Agent different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Administrative Agent and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Administrative Agent or its Affiliates may have. Administrative Agent agrees to notify Debtors promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.0 Security Interest Absolute. All rights of Administrative Agent and the Security Interest, and all obligations of Debtors hereunder, are absolute and unconditional in all respects and shall not be released, diminished, impaired, or affected for any reason, including, without limitation, the occurrence of any one or more of the following events:

(a) the taking or acceptance of any other security or assurance for any or all of the Secured Obligations;

(b) the invalidity or unenforceability of any provision hereof, or any of the Loan Documents for any reason;

(c) any change in the time, manner, place of payment or other term of any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the terms hereof or any of the Loan Documents;

(d) any exchange, release, subordination, surrender, loss, or non-perfection of any other collateral at any time existing in connection with any or all of the Secured Obligations or any release or amendment or waiver of or consent to departure from any guaranty, or other security, for all or any of the Secured Obligations;

(e) any neglect, delay, omission, failure, or refusal of Administrative Agent to take or prosecute any action in connection with the Collateral or this Security Agreement or any of the Loan Documents;

(f) the insolvency, bankruptcy, or lack of power of any party obligated with respect to the Secured Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to a discharge of a Debtor in respect of the Secured Obligations or in respect of this Security Agreement; or

(h) any other circumstance which might otherwise constitute a defense available to a discharge of a Debtor in respect of the Secured Obligations or in respect of this Security Agreement.

11.0 Additional Debtors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Debtors (each, an “Additional Debtor”), by executing a Joinder Agreement in the form of Exhibit A hereto. Upon delivery of any such Joinder Agreement to Administrative Agent, notice of which is hereby waived by Debtors, each Additional Debtor shall be a Debtor and shall be as fully a party hereto as if Additional Debtor were an original signatory hereto. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary or Affiliate of Borrower to become an Additional Debtor hereunder. This Security Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

12.0 Miscellaneous.

12.1 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or delivered by electronic mail to the electronic mail address, to as follows:

(a) If to Debtors, c/o Borrower, as provided in Section 12.01 of the Agreement; and

(b) If to Administrative Agent, as provided in Section 12.01 of the Agreement.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Any party may change its address, facsimile or email address for notices and other communications hereunder by notice to the other parties hereto.

12.2 Assignment of Collateral. Administrative Agent may assign all or any part of the Secured Obligations and may assign, transfer, or deliver to any transferee of any of the Secured Obligations any or all of the rights of Administrative Agent in the Collateral, and thereafter Administrative Agent shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred, or delivered. Such transferee shall be vested with all the powers and rights of Administrative Agent hereunder with respect to such Collateral, but Administrative Agent shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned or transferred.

12.3 Alteration, Etc. No waiver, amendment, modification, or alteration of any provision of this Security Agreement (individually, an “Alteration”), nor consent to any departure by any Debtor from the terms hereof, or from the terms of any other document, is effective unless such is in writing and signed by Administrative Agent and the Majority Lenders; and any such Alteration is effective only for the specific purpose and in the specific instance given. No waiver by Administrative Agent of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default; nor shall such waiver be deemed to be a continuing waiver. No delay of Administrative Agent in exercising any right shall be deemed to be a waiver thereof, nor shall one exercise of any right affect or impair the exercise of any other right. Time is of the essence in Debtors’ performance hereof.

12.4 Expenses. To the extent permitted by applicable law Debtors promptly will pay, upon demand, any out-of-pocket expenses incurred by Administrative Agent in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, repairs (including repairs to realty or other property to which any Collateral may have been attached), court costs, reasonable attorneys’ fees, rent, storage costs, and expenses of sales incurred in connection with the administration of this Security Agreement, the enforcement of the rights of Administrative Agent hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the Security Interest, or the custody, protection, collection, repossession, enforcement or sale of the Collateral. All such expenses shall become part of the Secured Obligations and shall bear interest at the post-default rate of interest specified in the Agreement from the date paid or incurred by Administrative Agent until paid by Debtors.

12.5 Parties Bound. The rights of Administrative Agent hereunder inure to the benefit of its successors and assigns. The terms of this Security Agreement bind the successors and assigns of the parties hereto, but no Debtor may assign any of its rights or obligations hereunder without the prior written consent of Administrative Agent. All representations, warranties, and covenants of Debtors survive the execution and delivery hereof. All indemnities by Debtors in favor of Administrative Agent and the Lenders survive termination or release of this Security Agreement. This Security Agreement constitutes a continuing agreement, and applies to all future transactions, whether or not contemplated at the date hereof, and all renewals, modifications, and extensions thereof.

12.6 Remedies Cumulative, Etc. All rights and remedies of Administrative Agent hereunder are cumulative of each other and of every other right or remedy which Administrative Agent may otherwise have at law or in equity or under any other document for the enforcement of the Security Interest or the enforcement of any duties of any Debtor or any other party liable in respect of the Secured Obligations. The exercise by Administrative Agent of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

12.7 Financing Statement. Each Debtor authorizes Administrative Agent to file one or more financing statements describing the Collateral. A carbon, photographic, or other reproduction of this Security Agreement or a financing statement describing the Collateral is sufficient as a financing statement.

12.8 Severability. If any portion of the Secured Obligations or if any provision of this Security Agreement is held to be invalid or unenforceable for any reason, such holding shall not affect any other portion of the Secured Obligations or any other provision contained herein or contained in any other agreement between Debtors and Administrative Agent, and the same shall continue in full force and effect according to their terms.

12.9 Reference to Agreement; Incorporation of Certain Provisions by Reference. Reference is hereby made to the representations, warranties and covenants of the Borrowers set forth in Articles VII, VIII and IX of the Agreement which are incorporated herein by reference for all purposes. Each Debtor (a) reaffirms that each such representation and warranty is true and correct in every material respect with respect to such Debtor to the extent that such representation and warranty refers to such Debtor, and (b) agrees, with respect to the covenants, to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Debtor or any of its Subsidiaries. Further, the provisions of Section 12.09 of the Agreement captioned “GOVERNING LAW; JURISDICTION; ETC.” are incorporated herein by reference for all purposes. If the Agreement shall cease to remain in effect for any reason whatsoever during any period and any part of the Secured Obligations remain unpaid, then the terms, covenants, and agreements set forth therein applicable to the Debtors shall nevertheless continue in full force and effect as obligations of each Debtor under this Security Agreement.

12.10 Entire Agreement. This Security Agreement together with the other Loan Documents embodies the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

12.11 Reinstatement. If any payment received by any Secured Party is or must be rescinded or returned, the Secured Obligations shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment, and the Security Interest shall continue to be effective or be reinstated.

12.12 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ADMINISTRATIVE AGENT IN NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

12.13 Limitation on Liability. The liability of each Debtor (other than Borrower) with respect to the Secured Obligations shall not exceed the Maximum Amount (as defined below) for such Debtor. “Maximum Amount” means the greater of (a) the amount of the economic benefit received by a Debtor from the Secured Obligations whether by loan proceeds to purchase assets or perform contracts for such Debtor or by loan proceeds being otherwise available to such Debtor through intercompany loans, advances, capital contributions or otherwise, or (b) the largest amount that would not render such Debtor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

12.14 Conflicts. If any term hereof conflicts with any provision of the Agreement, the terms of the Agreement shall control. If any item of Collateral hereunder also constitutes Collateral granted to Administrative Agent under any other Loan Document executed by Debtors, in the event of any conflict between the provisions under this Security Agreement and those under such other Loan Document, the provision or provisions selected by Administrative Agent shall control with respect to such Collateral.

[This space is left intentionally blank. The signature pages follow.]

EXECUTED as of the day, month and year first above written.

DEBTORS:

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

ENERGY ONE LLC,
a Wyoming limited liability company

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

NEW HORIZON RESOURCES LLC,
a North Dakota limited liability company

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

BOG – OSAGE, LLC,
an Oklahoma limited liability company

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

ADMINISTRATIVE AGENT:

FIRSTBANK SOUTHWEST,
as Administrative Agent

By:	/s/ Dustin Hansen
Dustin Hansen
Senior Vice President

Signature Page

APPENDIX I

“Accounts” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising accounts and includes all of such Debtor’s rights to payment arising out of the transfer of rights in such Debtor’s tangible or intangible personal property.

“Account Debtor” means each Person who is obligated on, under, or with respect to any Payment Rights Collateral.

“Certificated Securities” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising certificated securities.

“Chattel Paper” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising, tangible and intangible chattel paper.

“Collateral” has the meaning specified in Section 2.1.

“Deposit Accounts” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising deposit accounts.

“Documents” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising documents.

“Equipment” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising equipment of every description used or useful in the conduct of such Debtor’s business, and all accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts, and other property now or hereafter affixed thereto or used in connection therewith.

“Equity Interests” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest, together with (a) such Debtor’s revenues from, and undivided percentage interest in, the assets of, such Person, and all of the rights, but none of the obligations, of such Debtor under the Organizational Documents of such Person, (b) all investment property and other property, rights or interests of any description at any time issued or issuable to such Debtor or held in any securities account as an addition to, in substitution or exchange for or with respect to such Equity Interest, including without limitation additional percentages or interests issued or given as a result of any amendment, reclassification, split-up, dissolution or other entity reorganization or property distributed pursuant thereto, and (c) all distributions, proceeds, monies, income and benefits arising from, by virtue of, or payable with respect to, the foregoing.

“Financial Assets” means, as to a particular Debtor, any “financial asset”, as such term is defined in Section 8.102(a)(9) of the UCC, now owned or hereafter acquired by such Debtor.

“General Intangibles” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising general intangibles (including all payment intangibles) and in any event includes all rights to tax refunds, all copyrights, patents, trademarks, trade secrets, service marks, formulae, blueprints, technology, trade dress, logotypes, rights arising out of leases, licenses, and contracts which are not accounts, chattel paper, or instruments (including, without limitation, dividends and rights to payment arising out of partnership agreements and management contracts), computer software, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, and all other choses in action and causes of action.

APPENDIX I – Page 1

“Instruments” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising instruments, including all of such Debtor’s promissory notes.

“Intangible Collateral” means all Collateral other than Equipment and Inventory.

“Inventory” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising goods, merchandise, and other personal property furnished under any contract of service or intended for sale or lease, including all raw materials, work in process, finished goods and materials and supplies, of any kind, nature, or description, that are used or consumed by such Debtor’s business, or are or might be used in connection with the manufacture, packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all goods consigned by or to such Debtor, all goods previously constituting Equipment which are at any time in question being held for sale or lease in the ordinary course of such Debtor’s business, and all returned or repossessed goods now or at any time or times hereafter in the possession or under the control of such Debtor.

“Investment Property” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising investment property.

“Letter of Credit Rights” means, as to a particular Debtor, all of such Debtor’s now owned or existing or hereafter acquired or arising rights to payment and performance under any letter of credit.

“Lien” means any mortgage, deed of trust, pledge, security interest, lien, conditional sale or other title retention agreement, or any financing statement or any distraint, writ of attachment, writ of garnishment, writ of sequestration, or similar writ or any other encumbrance of any nature whatsoever, whether voluntary or not.

“Payment Rights Collateral” means all Collateral consisting of (a) General Intangibles which constitute payment intangibles, (b) Accounts, and (c) Chattel Paper.

“Permitted Liens” means Excepted Liens, as defined in the Agreement.

“Security Agreement” means this Security Agreement and all amendment hereof or supplements hereto.

“Security Interest” means, as to a particular Debtor, the security interest granted by such Debtor to Administrative Agent under this Security Agreement.

APPENDIX I – Page 2